                                        [LOGO]

                                  SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.



                                   IN WITNESS WHEREOF, I execute this
                                        certificate and affix the Great Seal of
                                        the State of California this day of
                                                  January 26, 1999
     [SEAL]                             ------------------------------------

                                                  /s/ Bill Jones

                                             Secretary of State

                               CERTIFICATE OF AMENDMENT

                                          OF

                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION

                                          OF

                                AMERIGON INCORPORATED

          Lon E. Bell and Scott O. Davis certify that:

          1. They are the duly elected and acting Chairman of the Board and Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation").

          2. Article III, paragraph (1) of the Corporation's Amended and Restated Articles of Incorporation is amended to read as follows:

          "(1) The total number of shares which the Corporation is authorized to issue is 25,600,000, of which 20,000,000 shall be Class A Common Stock, without par value, 600,000 shall be Class B Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value.

          On the effective date of the filing of this Amendment to the Amended and Restated Articles of Incorporation (the "Effective Date"), the Class A Common Stock of the Corporation will be reverse split on a one-for-five basis so that each share of Class A Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reclassified as one-fifth a share of Class A Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split.
          In lieu thereof, each shareholder whose shares of Class A Common Stock are not evenly divisible by five will receive an amount of cash equal to the average of the last sale price of the pre-split Class A Common Stock, as reported on the NASDAQ Small Cap Market (or other market on which the Class A Common Stock is trading) for the ten trading days immediately preceding the Effective Date."

          3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

          4. The Corporation has only shares of Class A Common Stock outstanding. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares of the Corporation is 12,550,445; the number of shares voting in favor of the amendment equaled or exceeded the vote required; and the percentage vote required was more than 50% of the outstanding shares.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Executed at Irwindale, California, on January 25, 1999.



                                                  /s/ Lon E. Bell
                                                  ---------------------------
                                                  Lon E. Bell


                                                  /s/ Scott O. Davis
                                                  ---------------------------
                                                  Scott O. Davis



                                                  [SEAL]

                               CERTIFICATE OF AMENDMENT

                                          OF

                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION

                                          OF

                                AMERIGON INCORPORATED


          Lon E. Bell and Joshua M. Newman certify that:

          1. They are the duly elected and acting Chairman of the Board and Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation").

          2. Article III, paragraph (1) of the Corporation's Amended and Restated Articles of Incorporation are amended to read as follows:

          "(1) The total number of shares which the Corporation is authorized to issue is 48,000,000 of which 40,000,000 shall be Class A Common Stock, without par value, 3,000,000 shall be Class B Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value."

          3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

          4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law; there are a total of 7,068,500 shares of Class A Common Stock outstanding and no shares of Class B Common Stock or Preferred Stock outstanding; the number of shares of Class A Common Stock voting in favor of the amendment equaled or exceeded the vote required; and the percentage vote required was more than 50% of the outstanding shares of Class A Common Stock.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

          Executed at Monrovia, California, on November 27, 1996.


                                                  /s/ Lon E. Bell
                                                  -------------------------
                                                  Lon E. Bell


                                                  /s/ Joshua M. Newman
                                                  -------------------------
                                                  Joshua M. Newman

                                 AMENDED AND RESTATED

                              ARTICLES OF INCORPORATION

                                          OF

                                AMERIGON INCORPORATED


     Dr. Lon E. Bell and Joshua Newman certify that:

     1. They are the President and Secretary of Amerigon Incorporated, a California corporation (the "Corporation").

     2. The Articles of Incorporation of the Corporation are amended and restated to read as follows:

                                          I

     The name of the Corporation is Amerigon Incorporated.

                                          II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                         III

     (1) The total number of shares which the corporation is authorized to issue is 25,000,000, of which 17,000,000 shall be Class A Common Stock, without par value, 3,000,000 shall be Class B Common Stock, without par value, and 5,000,000 shall be Preferred Stock, without par value. Upon the amendment of this Article to read as herein set forth, each outstanding share of Common Stock is split-up and reconstituted into 40 shares of Class A Common Stock.

     (2) The Class A Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as provided otherwise in this Article III.

          Dividend and Liquidation Distributions. The Class B Common Stock will be entitled to receive, on a per share basis, only five percent (5%) of the dividends as may be declared by the Board of Directors on the Class A Common Stock, and five percent (5%) of the amount receivable by Class A Common Stock upon liquidation or distribution.


                                          1.

     (3) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the voting and other rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                          IV

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                           V

     The Corporation is authorized to indemnify the agents (as defined in Section 317 of the Corporations Code) of the Corporation to the fullest extent permissible under California law.

     3. The foregoing amendment and restatement of the Corporation's Articles of Incorporation have been duly approved by the Board of Directors.

     4. The foregoing amendment and restatement of the Corporation's Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 100,000. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

     5. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:    April 20, 1993                          /s/ Lon E. Bell
                                                  ----------------------------
                                                  Dr. Lon E. Bell, President

                                                  /s/ Joshua Newman
                                                  ----------------------------
                                                  Joshua Newman,
                                                  Secretary


                                          2.

Bell:COR


                              ARTICLES OF INCORPORATION

                                          OF

                                AMERIGON INCORPORATED


     The undersigned, desiring to form a corporation under the laws of the State of California, declares:

     FIRST:              The name of this corporation is:
                           Amerigon Incorporated

     SECOND:             The purpose of the corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD:              The name and address in this state of the corporation's
initial agent for service of process is Lon Bell, 425 East Huntington Drive, Monrovia, California 91096.
     FOURTH:             The corporation is authorized to issue 100,000 shares
of capital stock, all of one class, to be designated "Common Stock".

Dated:    April 22, 1991                          /s/ Lon Bell
                                                  -------------------------
                                                  LON BELL, Incorporator